EZCORP Reports Second Quarter Fiscal 2026 Results
Record Operating Results; PLO and Revenue reach all-time highs
Austin, Texas (May 6, 2026) — EZCORP, Inc. (NASDAQ: EZPW), a leading provider of pawn transactions in the United States, Latin America and the Caribbean, today announced results for its second quarter ended March 31, 2026.
Unless otherwise noted, all amounts in this release are in conformity with U.S. generally accepted accounting principles (“GAAP”) and comparisons shown are to the same period in the prior year.
SECOND QUARTER HIGHLIGHTS
•Net income attributable to EZCORP increased 93% to $49.1 million. On an adjusted basis1, net income attributable to EZCORP increased 84% to $46.5 million.
•Diluted earnings per share (EPS) increased 85% to $0.61. On an adjusted basis1, diluted earnings per share increased 76% to $0.58.
•Adjusted EBITDA increased 76% to $76.9 million.
•Total revenues increased 46% to $446.9 million, while gross profit increased 46% to $260.0 million.
•Pawn loans outstanding (PLO) increased 33% to $349.4 million.
•Completed the acquisition of Founders One, LLC ("Founders") and its subsidiary, Simple Management Group, Inc. ("SMG") effective January 2, 2026.
•Grew our footprint by 123 stores, including 117 acquired stores (105 from SMG) and 6 de novo stores.
CEO COMMENTARY AND OUTLOOK
Lachie Given, Chief Executive Officer, stated, "The second quarter was another exceptional period for EZCORP, delivering record revenue, record PLO, and a 76% increase in adjusted EBITDA. This growth was driven by disciplined execution across all segments, sustained customer demand for immediate cash solutions and high-quality, affordable secondhand goods, together with favorable gold prices and the contribution from SMG.
"We expanded our footprint by 123 stores during the quarter, including the SMG and El Bufalo acquisitions completed in early January, and ended the period with 1,506 stores across 16 countries. We are focused on driving operational improvements across SMG while capitalizing on the advantages of our scaled global platform and the significant runway ahead in existing and new pawn markets. In April, we acquired 32 stores in Guatemala strengthening our market leading position there.
"Backed by a highly liquid balance sheet, we remain disciplined in capital allocation and active in pursuing attractive organic and inorganic growth opportunities. I thank our team members across every geography for their dedication to exceptional customer service. Guided by our core values of People, Pawn and Passion, we continue our focus on strengthening our core and scaling our operations, while delivering sustainable, long-term value for our shareholders."

CONSOLIDATED RESULTS

Three Months Ended March 31,	As Reported		Adjusted[1]
in millions, except per share amounts	2026	2025	2026	2025

Total revenues	$446.9	$306.3	$434.9	$306.3
Gross profit	$260.0	$178.5	$253.4	$178.5
Income before income taxes	$65.5	$34.4	$61.8	$34.3
Consolidated net income attributable to EZCORP	$49.1	$25.4	$46.5	$25.3
Diluted earnings per share attributable to EZCORP	$0.61	$0.33	$0.58	$0.33
EBITDA (non-GAAP measure)	$80.8	$43.8	$76.9	$43.8

•PLO increased 33% to $349.4 million (16% on a same-store2 basis), primarily due to higher average loan size, continued strong pawn demand and improved operational performance.
•Total revenues increased 46% and gross profit increased 46%, reflecting improved merchandise sales, jewelry scrap sales, and pawn service charges (PSC). Excluding SMG, total revenues increased 29% and gross profit increased 31%.
•PSC increased 30% as a result of higher average PLO and additional stores.
•Merchandise sales gross margin increased to 36% from 34%, while aged general merchandise decreased 128 basis points (bps) to 1.5% of total general merchandise inventory.
•Jewelry scrap sales increased 288%, and jewelry scrap sales gross margin increased from 22% to 38% due to increase in gold price and jewelry purchases.
•Net inventory increased 33% (15% on a same-store basis) due to an increase in PLO, layaways and purchases, partially offset by an increase in inventory turnover to 2.7x, from 2.5x.
•Store expenses increased 33% (13% on a same-store basis), primarily due to labor costs, including minimum wage increases in Latin America.
•General and administrative expenses increased 37%, primarily due to labor costs (including higher incentive compensation) and expenses associated with SMG.
•Income before taxes increased to $65.5 million, up 90% from $34.4 million, and adjusted EBITDA increased 76% to $76.9 million.
•Diluted earnings per share increased 85% to $0.61. On an adjusted basis, diluted earnings per share increased 76% to $0.58.
•Cash and cash equivalents decreased to $354.2 million from $505.2 million as of March 31, 2025. The decrease was primarily driven by the retirement of SMG’s existing third-party indebtedness of $134.2 million and cash used for acquisitions.

SEGMENT RESULTS
U.S. Pawn
•PLO increased 16% to $230.5 million (13% on a same-store basis) due to an increase in average loan size, strong loan demand and improved operational performance.
•Total revenues and gross profit increased 27%, driven by increased jewelry scrap sales, PSC and merchandise sales.
•PSC increased 13% as a result of higher average PLO.
•Merchandise sales increased 9% (7% on a same-store basis). Sales gross margin increased by 170 bps to 38%.
•Jewelry scrap sales increased 228%, and jewelry scrap sales gross margin increased to 41% from 22% due to increase in gold price and jewelry purchases.

•Net inventory increased 20% (16% on a same-store basis) due to increase in PLO, layaways and purchases; inventory turnover remained consistent at 2.3x. Aged general merchandise decreased by 95 bps to 2.3%, or $0.9 million of total general merchandise inventory.
•Store expenses increased 9% on a total and 6% on a same-store basis, primarily due to increased labor, in line with store activity.
•Segment contribution increased 59% to $78.1 million.
•Segment store count increased to 559 due to the acquisition of 12 stores in Texas during the quarter.
Latin America Pawn
•PLO increased 38% to $86.3 million (27% on constant currency basis). On a same-store basis, PLO increased 25% (15% increase on a constant currency basis) due to strong loan demand and improved operational performance.
•Total revenues increased 34% (19% on constant currency basis), and gross profit increased 42% (27% on a constant currency basis), primarily due to increased jewelry scrap sales, PSC and merchandise sales.
•PSC increased to $38.0 million, an increase of 34% (21% on a constant currency basis) as a result of higher average PLO.
•Merchandise sales increased 31% (17% on constant currency basis) and 21% on a same-store basis (8% increase on a constant currency basis). Merchandise sales gross margin increased to 34% from 30%.
•Jewelry scrap sales increased 64%, and jewelry scrap sales gross margin increased to 38% from 24% due to increase in gold price.
•Net inventory increased 21% (10% on a constant currency basis) due to an increase in PLO. Inventory turnover remained consistent at 3.2x. On a same-store basis, net inventory increased by 11% (consistent on a constant currency basis). Aged general merchandise decreased below 1% of total general merchandise inventory.
•Store expenses increased 45% (29% on a constant currency basis) and increased 33% on a same-store basis (19% on a constant currency basis) due to increased labor, in line with store activity and minimum wage increases.
•Segment contribution increased 38% to $19.1 million (24% on a constant currency basis to $17.1 million).
•Segment store count increased by 4 de novo stores to 840 during the quarter.
SMG
•On January 2, 2026, EZCORP acquired a controlling 87.7% interest in Founders, which owns 85.1% of SMG. The second quarter of fiscal 2026 represents the first quarter of SMG consolidation. As SMG was not owned during the comparable prior-year period, results are presented on an absolute basis without year-over-year comparisons.
•PLO of $32.6 million and net inventory of $26.1 million, with aged general merchandise below 1% of total general merchandise inventory.
•Total revenues were $51.3 million, comprised of jewelry scrap sales of $19.1 million (with a margin of 30.6%), merchandise sales of $17.8 million (with a margin of 33.1%) and PSC of $14.4 million.
•Store expenses totaled $16.6 million.
•Segment contribution was $8.8 million.
•Segment store count increased by 2 to 107 due to the addition of de novo stores.
FORM 10-Q
EZCORP’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2026 has been filed with the Securities and Exchange Commission. The report is available in the Investor Relations section of the Company’s website at http://investors.ezcorp.com. EZCORP shareholders may obtain a paper copy of the report, free of charge, by sending a request to the investor relations contact below.
Note: The underlying numbers are in thousands and, as a result, may not agree to the percentages calculated from numbers in millions and tables may not foot.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same Store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

CONFERENCE CALL
EZCORP will host a conference call on Thursday, May 7, 2026, at 8:00 am Central Time to discuss Second Quarter Fiscal 2026 results. Analysts and institutional investors may participate on the conference call by registering online at https://register-conf.media-server.com/register/BI28c4fe4baaf941ed813a0581b4f93ab1. Once registered you will receive the dial-in details with a unique PIN to join the call. The conference call will be webcast simultaneously to the public through this link: https://edge.media-server.com/mmc/p/dbus7ezd/. A replay of the conference call will be available online at http://investors.ezcorp.com shortly after the end of the call.
ABOUT EZCORP
Formed in 1989, EZCORP is a leading provider of pawn transactions in the United States and Latin America. We also sell pre-owned and recycled merchandise, primarily collateral forfeited from pawn lending operations and merchandise purchased from customers. We are dedicated to satisfying the short-term cash needs of consumers who are both cash and credit constrained, focusing on an industry-leading customer experience. EZCORP is traded on NASDAQ under the symbol EZPW.
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FORWARD LOOKING STATEMENTS
This announcement contains certain forward-looking statements regarding the Company’s strategy, initiatives and expected performance. These statements are based on the Company’s current expectations as to the outcome and timing of future events. All statements, other than statements of historical facts, including all statements regarding the Company's strategy, initiatives and future performance, that address activities or results that the Company plans, expects, believes, projects, estimates or anticipates, will, should or may occur in the future, including future financial or operating results, are forward-looking statements. Actual results for future periods may differ materially from those expressed or implied by these forward-looking statements due to a number of uncertainties and other factors, including operating risks, liquidity risks, legislative or regulatory developments, market factors, current or future litigation and risks associated with pandemics. For a discussion of these and other factors affecting the Company’s business and prospects, see the Company’s annual, quarterly and other reports filed with the Securities and Exchange Commission. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Contact:
Email: Investor_Relations@ezcorp.com
Phone: (512) 314-2220
Note: Percentages are calculated from the underlying numbers in thousands and, as a result, may not agree to the percentages calculated from numbers in millions. Numbers may not foot or cross foot due to rounding.
1“Adjusted” basis, which is a non-GAAP measure, excludes certain items. “Constant currency” basis, which is a non-GAAP measure, excludes the impact of foreign currency exchange rate fluctuations. For additional information about these calculations, as well as a reconciliation to the most comparable GAAP financial measures, see “Non-GAAP Financial Information” at the end of this release.
2“Same-store” basis, which is a financial measure, includes stores open the entirety of the comparable periods.

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Six Months Ended March 31,
(in thousands, except per share amount)	2026	2025	2026	2025
Revenues:
Merchandise sales	$214,465	$169,467	$424,612	$355,810
Jewelry scrap sales	81,240	20,938	121,149	37,670
Pawn service charges	151,128	115,871	283,045	232,923
Other revenues	48	40	94	83
Total revenues	446,881	306,316	828,900	626,486
Merchandise cost of goods sold	136,788	111,555	269,544	233,379
Jewelry scrap cost of goods sold	50,055	16,309	76,352	29,251
Gross profit	260,038	178,452	483,004	363,856
Operating expenses:
Store expenses	148,119	111,067	274,891	222,003
General and administrative	34,488	25,100	61,231	49,284
Depreciation and amortization	9,588	8,020	18,344	16,355
Loss on sale or disposal of assets and other	—	17	87	25
Total operating expenses	192,195	144,204	354,553	287,667
Operating income	67,843	34,248	128,451	76,189
Interest expense	8,354	3,281	16,520	6,428
Interest income	(2,587)	(1,875)	(7,401)	(3,968)
Equity in net income of unconsolidated affiliates	(1,166)	(1,505)	(2,989)	(2,980)
Other (income) expense	(2,244)	(65)	(2,336)	913
Income before income taxes	65,486	34,412	124,657	75,796
Income tax expense	15,902	9,022	30,769	19,390
Consolidated net income	49,584	25,390	93,888	56,406
Consolidated net (income) attributable to non-controlling interest	(481)	—	(481)	—
Consolidated net income attributable to EZCORP	$49,103	$25,390	$93,407	$56,406

Basic earnings per share attributable to EZCORP	$0.80	$0.46	$1.52	$1.03
Diluted earnings per share attributable to EZCORP	$0.61	$0.33	$1.17	$0.74

Weighted-average basic shares outstanding	61,653	54,965	61,446	54,895
Weighted-average diluted shares outstanding	83,410	83,140	83,354	83,247

EZCORP, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

(in thousands, except per share amount)	March 31, 2026	March 31, 2025	September 30, 2025
Assets:
Current assets:
Cash and cash equivalents	$354,175	$505,239	$469,524
Short-term restricted cash	958	9,499	525
Pawn loans	349,368	261,830	307,496
Pawn service charges receivable, net	53,031	42,323	48,733
Inventory, net	275,963	207,783	248,457
Prepaid expenses and other current assets	58,551	40,283	51,221
Total current assets	1,092,046	1,066,957	1,125,956
Investments in unconsolidated affiliates	26,093	13,967	18,123
Other investments	6,883	51,903	51,903
Property and equipment, net	86,894	64,150	75,331
Right-of-use assets	269,742	229,878	236,462
Long-term restricted cash	14,929	—	14,664
Goodwill	473,513	305,239	324,889
Intangible assets, net	124,657	57,079	58,832
Deferred tax asset, net	13,454	25,090	29,455
Other assets, net	18,546	15,365	15,594
Total assets	$2,126,757	$1,829,628	$1,951,209

Liabilities and equity:
Current liabilities:
Current maturities of long-term debt, net	$—	$103,325	$—
Accounts payable, accrued expenses and other current liabilities	124,185	70,843	105,443
Customer layaway deposits	39,522	31,016	33,901
Operating lease liabilities, current	68,041	58,855	61,228
Total current liabilities	231,748	264,039	200,572
Long-term debt, net	519,001	517,188	518,076
Deferred tax liability, net	2,571	1,818	2,571
Operating lease liabilities	211,956	182,873	184,736
Other long-term liabilities	19,556	12,135	19,769
Total liabilities	984,832	978,053	925,724
Commitments and contingencies
Stockholders’ equity:
Class A Non-Voting Common Stock, par value $0.01 per share; shares authorized: 100,000,000; issued and outstanding: 58,622,115 as of March 31, 2026; 52,043,599 as of March 31, 2025; 57,921,451 as of September 30, 2025	586	520	579
Class B Voting Common Stock, convertible, par value $0.01 per share; shares authorized: 3,000,000; issued and outstanding: 2,970,171 as of March 31, 2026, March 31, 2025 and September 30, 2025	30	30	30
Additional paid-in capital	451,471	347,796	450,892
Retained earnings	703,687	561,211	612,687
Accumulated other comprehensive loss	(35,765)	(57,982)	(38,703)
Total EZCORP equity	1,120,009	851,575	1,025,485
Non-controlling interest	21,916	—	—
Total equity	1,141,925	851,575	1,025,485
Total liabilities and equity	$2,126,757	$1,829,628	$1,951,209

EZCORP, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended March 31,
(in thousands)	2026	2025

Operating activities:
Net income	$93,888	$56,406
Adjustments to reconcile net income to net cash flows from operating activities:
Depreciation and amortization	18,344	16,355
Amortization of deferred financing costs	925	725
Non-cash lease expense	33,267	28,943
Deferred income taxes	(259)	10
Other adjustments	(897)	(1,241)
Provision for inventory reserve	(849)	39
Stock compensation expense	8,534	5,001
Equity in net income from investment in unconsolidated affiliates	(2,989)	(2,980)
Gain from remeasurement of previously held equity interest	(1,596)	—
Changes in operating assets and liabilities, net of business acquisitions:
Pawn service charges receivable	1,515	1,547
Inventory	(298)	(5,390)
Prepaid expenses, other current assets and other assets	(19,114)	444
Accounts payable, accrued expenses and other liabilities	(47,443)	(45,490)
Customer layaway deposits	3,537	9,640
Income taxes	1,044	(1,081)
Net cash provided by operating activities	87,609	62,928
Investing activities:
Loans made	(591,148)	(484,611)
Loans repaid	351,519	284,095
Recovery of pawn loan principal through sale of forfeited collateral	240,010	198,387
Capital expenditures	(17,910)	(13,966)
Acquisitions, net of cash acquired	(25,640)	(79)
Issuance of notes receivable	(9,000)	—
Investment in unconsolidated affiliate	(7,231)	(509)
Dividends from unconsolidated affiliates	1,810	1,902
Net cash used in investing activities	(57,590)	(14,781)
Financing activities:
Taxes paid related to net share settlement of equity awards	(6,347)	(3,971)
Proceeds from issuance of debt	—	300,000
Debt issuance cost	—	(5,310)
Payments on debt	(134,151)	—
Purchase and retirement of treasury stock	(4,008)	(3,997)
Payments of finance leases	(543)	(266)
Net cash (used in) provided by financing activities	(145,049)	286,456
Effect of exchange rate changes on cash and cash equivalents and restricted cash	379	328
Net (decrease) increase in cash, cash equivalents and restricted cash	(114,651)	334,931
Cash and cash equivalents and restricted cash at beginning of period	484,713	179,807
Cash and cash equivalents and restricted cash at end of period	$370,062	$514,738

EZCORP, Inc.
OPERATING SEGMENT RESULTS
(Unaudited)
As a result of the acquisition of Founders One, LLC and its subsidiary Simple Management Group, Inc. effective January 2, 2026, the composition of our reportable segments changed beginning in the second quarter of fiscal 2026. SMG is now reported as a standalone reportable segment. Our equity interest in Cash Converters International Limited is now included within Corporate. Prior period segment information has been recast to reclassify Cash Converters equity income and interest income from notes receivable from Founders from the 'Other Investments' segment to Corporate. Because SMG was not a consolidated subsidiary in any prior period presented, no prior period SMG segment results exist.

	Three Months Ended March 31, 2026
(in thousands)	U.S. Pawn	Latin America Pawn	SMG	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$127,884	$68,762	$17,819	$214,465	$—	$214,465
Jewelry scrap sales	55,490	6,640	19,110	81,240	—	81,240
Pawn service charges	98,770	37,976	14,382	151,128	—	151,128
Other revenues	32	16	—	48	—	48
Total revenues	282,176	113,394	51,311	446,881	—	446,881
Merchandise cost of goods sold	79,647	45,227	11,914	136,788	—	136,788
Jewelry scrap cost of goods sold	32,658	4,137	13,260	50,055	—	50,055
Gross profit	169,871	64,030	26,137	260,038	—	260,038
Segment and corporate expenses (income):
Store expenses	88,982	42,523	16,614	148,119	—	148,119
General and administrative	—	—	—	—	34,488	34,488
Depreciation and amortization	2,809	2,733	674	6,216	3,372	9,588
Interest expense	—	—	—	—	8,354	8,354
Interest income	—	—	—	—	(2,587)	(2,587)
Equity in net income of unconsolidated affiliates	—	—	—	—	(1,166)	(1,166)
Other (income) expense	—	(343)	38	(305)	(1,939)	(2,244)
Segment contribution	$78,080	$19,117	$8,811	$106,008
Income (loss) before income taxes				$106,008	$(40,522)	$65,486

	Three Months Ended March 31, 2025
(in thousands)	U.S. Pawn	Latin America Pawn	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$116,915	$52,552	$169,467	$—	$169,467
Jewelry scrap sales	16,898	4,040	20,938	—	20,938
Pawn service charges	87,548	28,323	115,871	—	115,871
Other revenues	24	16	40	—	40
Total revenues	221,385	84,931	306,316	—	306,316
Merchandise cost of goods sold	74,772	36,783	111,555	—	111,555
Jewelry scrap cost of goods sold	13,235	3,074	16,309	—	16,309
Gross profit	133,378	45,074	178,452	—	178,452
Segment and corporate expenses (income):
Store expenses	81,718	29,349	111,067	—	111,067
General and administrative	—	—	—	25,100	25,100
Depreciation and amortization	2,682	1,989	4,671	3,349	8,020
Loss on sale or disposal of assets and other	17	—	17	—	17
Interest expense	—	—	—	3,281	3,281
Interest income (a)	—	—	—	(1,875)	(1,875)
Equity in net income of unconsolidated affiliates (b)	—	—	—	(1,505)	(1,505)
Other (income) expense	4	(137)	(133)	68	(65)
Segment contribution	$48,957	$13,873	$62,830
Income (loss) before income taxes			$62,830	$(28,418)	$34,412

(a)
Interest income includes $0.6 million of interest income from notes receivable from Founders, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(b)
Equity in net income of unconsolidated affiliates includes $1.9 million of equity income from CCV, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

	Six Months Ended March 31, 2026
(in thousands)	U.S. Pawn	Latin America Pawn	SMG	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$266,926	$139,867	$17,819	$424,612	$—	$424,612
Jewelry scrap sales	91,005	11,034	19,110	121,149	—	121,149
Pawn service charges	193,944	74,719	14,382	283,045	—	283,045
Other revenues	61	33	—	94	—	94
Total revenues	551,936	225,653	51,311	828,900	—	828,900
Merchandise cost of goods sold	165,334	92,296	11,914	269,544	—	269,544
Jewelry scrap cost of goods sold	56,022	7,070	13,260	76,352	—	76,352
Gross profit	330,580	126,287	26,137	483,004	—	483,004
Segment and corporate expenses (income):
Store expenses	176,148	82,129	16,614	274,891	—	274,891
General and administrative	—	—	—	—	61,231	61,231
Depreciation and amortization	5,532	5,268	674	11,474	6,870	18,344
Loss on sale or disposal of assets and other	87	—	—	87	—	87
Interest expense	—	—	—	—	16,520	16,520
Interest income (c)	—	—	—	—	(7,401)	(7,401)
Equity in net income of unconsolidated affiliates (d)	—	—	—	—	(2,989)	(2,989)
Other (income) expense	—	(366)	38	(328)	(2,008)	(2,336)
Segment contribution	$148,813	$39,256	$8,811	$196,880
Income (loss) before income taxes				$196,880	$(72,223)	$124,657

(c)
Interest income includes $1.0 million of interest income from notes receivable from Founders recorded in the first quarter of fiscal 2026, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(d)
Equity in net income of unconsolidated affiliates includes $1.8 million of equity income from CCV recorded in the first quarter of fiscal 2026, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

	Six Months Ended March 31, 2025
(in thousands)	U.S. Pawn	Latin America Pawn	Total Segments	Corporate Items	Consolidated

Revenues:
Merchandise sales	$245,715	$110,095	$355,810	$—	$355,810
Jewelry scrap sales	32,396	5,274	37,670	—	37,670
Pawn service charges	175,424	57,499	232,923	—	232,923
Other revenues	51	32	83	—	83
Total revenues	453,586	172,900	626,486	—	626,486
Merchandise cost of goods sold	156,328	77,051	233,379	—	233,379
Jewelry scrap cost of goods sold	25,203	4,048	29,251	—	29,251
Gross profit	272,055	91,801	363,856	—	363,856
Segment and corporate expenses (income):
Store expenses	163,199	58,804	222,003	—	222,003
General and administrative	—	—	—	49,284	49,284
Depreciation and amortization	5,399	4,035	9,434	6,921	16,355
Loss on sale or disposal of assets and other	17	8	25	—	25
Interest expense	—	—	—	6,428	6,428
Interest income (e)	—	—	—	(3,968)	(3,968)
Equity in net income of unconsolidated affiliates (f)	—	—	—	(2,980)	(2,980)
Other (income) expense	(7)	(208)	(215)	1,128	913
Segment contribution	$103,447	$29,162	$132,609
Income (loss) before income taxes			$132,609	$(56,813)	$75,796

(e)
Interest income includes $1.2 million of interest income from notes receivable from Founders, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

(f)
Equity in net income of unconsolidated affiliates includes $3.5 million of equity income from CCV, which has been recast from the "Other Investments" segment to Corporate to conform to the current period presentation.

EZCORP, Inc.
STORE COUNT ACTIVITY
(Unaudited)

	Six Months Ended March 31, 2026
	U.S. Pawn	Latin America Pawn	SMG	Consolidated

As of September 30, 2025	545	815	—	1,360
New locations opened	—	7	—	7
Locations acquired	3	14	—	17
Locations combined or closed	(1)	—	—	(1)
As of December 31, 2025	547	836	—	1,383
New locations opened	—	4	2	6
Locations acquired	12	—	105	117
As of March 31, 2026	559	840	107	1,506

	Six Months Ended March 31, 2025
	U.S. Pawn	Latin America Pawn	Consolidated

As of September 30, 2024	542	737	1,279
New locations opened	—	4	4
As of December 31, 2024	542	741	1,283
New locations opened	—	9	9
Locations acquired	—	1	1
Locations combined or closed	—	(9)	(9)
As of March 31, 2025	542	742	1,284

Non-GAAP Financial Information (Unaudited)
In addition to the financial information prepared in conformity with accounting U.S. generally accepted accounting principles (“GAAP”), we provide certain other non-GAAP financial information on a constant currency (“constant currency”) and adjusted basis. We use constant currency results to evaluate our Latin America Pawn operations, which are denominated primarily in Mexican pesos, Guatemalan quetzales and other Latin American currencies. We believe that presentation of constant currency and adjusted results is meaningful and useful in understanding the activities and business metrics of our operations and reflects an additional way of viewing aspects of our business that, when viewed with GAAP results, provides a more complete understanding of factors and trends affecting our business. We provide non-GAAP financial information for informational purposes and to enhance understanding of our GAAP consolidated financial statements. We use this non-GAAP financial information primarily to evaluate and compare operating results across accounting periods.
Readers should consider the information in addition to, but not instead of or superior to, our financial statements prepared in accordance with GAAP. This non-GAAP financial information may be determined or calculated differently by other companies, limiting the usefulness of those measures for comparative purposes.
Constant currency results reported herein are calculated by translating consolidated balance sheet and consolidated statement of operations items denominated in local currency to U.S. dollars using the exchange rate from the prior-year comparable period, as opposed to the current period, in order to exclude the effects of foreign currency rate fluctuations. In addition, we have an equity method investment that is denominated in Australian dollars and is translated into U.S. dollars. We used the end-of-period rate for balance sheet items and the average closing daily exchange rate on a monthly basis during the appropriate period for statement of operations items. The end-of-period and approximate average exchange rates for each applicable currency as compared to U.S. dollars as of and for the three and six months ended March 31, 2026 and 2025 were as follows:

	March 31,		Three Months Ended March 31,		Six Months Ended March 31,
	2026	2025	2026	2025	2026	2025

Mexican peso	18.0	20.4	17.6	20.4	17.9	20.3
Guatemalan quetzal	7.5	7.6	7.5	7.6	7.5	7.5
Honduran lempira	26.3	25.2	26.2	25.2	26.1	25.0
Australian dollar	1.5	1.6	1.4	1.6	1.5	1.6
Our statement of operations constant currency results reflect the monthly exchange rate fluctuations and so are not directly calculable from the above rates. Constant currency results, where presented, also exclude the foreign currency gain or loss.
Miscellaneous Non-GAAP Financial Measures

	Three Months Ended March 31,
	2026	2025

Consolidated net income	$49.6	$25.4
Interest expense	8.4	3.3
Interest income	(2.6)	(1.9)
Income tax expense	15.9	9.0
Depreciation and amortization	9.6	8.0
EBITDA	$80.8	$43.8

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	Diluted EPS	EBITDA

2026 Q2 Reported	$446.9	$260.0	$65.5	$15.9	$49.6	$0.61	$80.8
Founders fair value adjustment	—	—	(1.6)	(0.4)	(1.2)	(0.01)	(1.6)
Corporate lease termination	—	—	(0.6)	(0.2)	(0.4)	(0.01)	(0.6)
Non-recurring foreign tax expense	—	—	0.1	(0.1)	0.2	—	0.1
FX impact	—	—	(0.4)	(0.1)	(0.3)	—	(0.4)
Constant Currency	(12.0)	(6.6)	(1.2)	(0.3)	(0.9)	(0.01)	(1.4)
2026 Q2 Adjusted	$434.9	$253.4	$61.8	$14.8	$47.0	$0.58	$76.9

	Total Revenues	Gross Profit	Income Before Tax	Tax Effect	Consolidated Net Income	Diluted EPS	EBITDA

2025 Q2 Reported	$306.3	$178.5	$34.4	$9.0	$25.4	$0.33	$43.8
FX impact	—	—	(0.1)	—	(0.1)	—	—
2025 Q2 Adjusted	$306.3	$178.5	$34.3	$9.0	$25.3	$0.33	$43.8

	Three Months Ended March 31, 2026		Six Months Ended March 31, 2026
(in millions)	U.S. Dollar Amount	Percentage Change YOY	U.S. Dollar Amount	Percentage Change YOY

Consolidated revenues	$446.9	46%	$828.9	32%
Currency exchange rate fluctuations	(12.0)		(19.5)
Constant currency consolidated revenues	$434.9	42%	$809.4	29%

Consolidated gross profit	$260.0	46%	$483.0	33%
Currency exchange rate fluctuations	(6.6)		(10.7)
Constant currency consolidated gross profit	$253.4	42%	$472.3	30%

Consolidated net inventory	$276.0	33%	$276.0	33%
Currency exchange rate fluctuations	(5.5)		(5.5)
Constant currency consolidated net inventory	$270.5	30%	$270.5	30%

Latin America Pawn gross profit	$64.0	42%	$126.3	38%
Currency exchange rate fluctuations	(6.6)		(10.8)
Constant currency Latin America Pawn gross profit	$57.4	27%	$115.5	26%

Latin America Pawn PLO	$86.3	38%	$86.3	38%
Currency exchange rate fluctuations	(7.3)		(7.3)
Constant currency Latin America Pawn PLO	$79.0	27%	$79.0	27%

Latin America Pawn PSC revenues	$38.0	34%	$74.7	30%
Currency exchange rate fluctuations	(3.8)		(6.1)
Constant currency Latin America Pawn PSC revenues	$34.2	21%	$68.6	19%

Latin America Pawn merchandise sales	$68.8	31%	$139.9	27%
Currency exchange rate fluctuations	(7.4)		(12.3)
Constant currency Latin America Pawn merchandise sales	$61.4	17%	$127.6	16%

Latin America Pawn segment profit before tax	$19.1	38%	$39.3	35%
Currency exchange rate fluctuations	(2.0)		(3.2)
Constant currency Latin America Pawn segment profit before tax	$17.1	24%	$36.1	24%